As filed with the Securities and Exchange Commission on June 2, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
      Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PENTAIR FINANCE S.À R.L.	PENTAIR PLC
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Luxembourg	Ireland
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

98-1072493	98-1141328
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

26, boulevard Royal L-2449 Luxembourg	Regal House, 70 London Road Twickenham, London, TW13QS United Kingdom
+352-22-9999-2415	+44-74-9421-6154
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Karla C. Robertson
Executive Vice President, Chief Sustainability Officer, General Counsel and Secretary
Pentair Management Company
5500 Wayzata Boulevard, Suite 900
Golden Valley, Minnesota 55416-1261
(763) 545-1730
(Name, address, including zip code, and telephone number,
 including area code, of agent for service)
with a copy to: John K. Wilson Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202 (414) 271-2400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
PENTAIR PLC
PENTAIR FINANCE S.À R.L.
Debt Securities
Ordinary Shares
Purchase Contracts
Warrants
Units
Guarantees of Debt Securities

We may offer from time to time:
•senior debt securities of Pentair Finance S.à r.l.;
•ordinary shares of Pentair plc;
•contracts for the purchase or sale of our debt securities or equity securities or securities of third parties including any of our affiliates, a basket of such securities, an index or indices of such securities or any combination of the above;
•warrants for debt or equity securities of Pentair plc, Pentair Finance S.à r.l. or of third parties;
•units consisting of one or more debt securities or other securities; and
•guarantees by Pentair plc of debt securities.
We will provide the specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any prospectus supplement carefully before you invest.
In addition, selling shareholders to be named in a prospectus supplement may offer and sell from time to time shares of our ordinary shares in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of shares of our ordinary shares by any selling shareholders.
The ordinary shares of Pentair plc are listed on the New York Stock Exchange under the ticker symbol “PNR”.

Investing in our securities involves risk. See the “Risk Factors” section of our filings with the Securities and Exchange Commission and any applicable prospectus supplement.
None of the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representations to the contrary are a criminal offense.
This prospectus does not constitute a prospectus within the meaning of section 1348 of the Companies Act 2014 (as amended) of Ireland, the EU Prospectus Regulation or the Luxembourg law dated 16 July 2019 on prospectuses for securities (Loi du 16 juillet 2019 relative aux prospectus pour valeurs mobilières). No offer of securities of Pentair plc or Pentair Finance S.à r.l. to the public is made, or will be made, that requires the publication of a prospectus pursuant to Irish prospectus law (within the meaning of section 1348 of the Companies Act 2014 (as amended) of Ireland) in general, or in particular pursuant to the EU Prospectus Regulation. This document has not been reviewed or approved by any competent authority for the purposes of the EU Prospectus Regulation. For these purposes, the EU Prospectus Regulation means Regulation 2017/1129/EU of the European Parliament and of the Council of 14 June 2017 (as amended).
This document does not constitute investment advice or the provision of investment services within the meaning of the European Union (Markets in Financial Instruments) Regulations 2017 (S.I. No. 375 of 2017) (as amended) of Ireland or otherwise. Neither Pentair plc nor Pentair Finance S.à r.l. is an authorized investment firm within the meaning of the European Union (Markets in Financial Instruments) Regulations 2017 (S.I. No. 375 of 2017) (as amended) of Ireland, and the recipients of this document should seek independent legal and financial advice in determining their actions in respect of or pursuant to this document.
We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Prospectus dated June 2, 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. By using a shelf registration statement, we may sell, at any time and from time to time in one or more offerings, any combination of the securities described in this prospectus.
We are not making offers to sell nor soliciting offers to buy, nor will we make an offer to sell nor solicit an offer to buy, securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any supplement to this prospectus or any other offering material, or the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate only as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus provides you with a general description of the securities we may offer. Each time we or any selling shareholders sell securities, we or the selling shareholders will provide a prospectus supplement containing specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. The prospectus supplement also may add, update or change information in this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus, in any prospectus supplement and in any other offering material. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.
The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. You should review the full text of these documents because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer. The registration statement, including the exhibits, can be read at the SEC’s Web site mentioned under the heading “Where You Can Find More Information.”
Unless we have indicated otherwise, references in this prospectus to “Pentair” are only to Pentair plc, an Irish public limited company, references to “we,” “us” and “our” or similar terms are to Pentair and its consolidated subsidiaries and references to “Pentair Finance” are to Pentair Finance S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée).

FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and/or any other offering material, and the information incorporated by reference in this prospectus, any prospectus supplement and/or any other offering material, contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this prospectus, any prospectus supplement and/or any other offering material, including, without limitation, statements regarding our future financial position, business strategy, targets and plans and objectives of management for future operations, are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “could,” “positioned,” “strategy,” or “future” or words, phrases or terms of similar substance or the negative thereof are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, including, among others, those we identify under “Risk Factors” in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and other documents that we file from time to time with the SEC that are incorporated by reference into this prospectus, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Numerous important factors described in this prospectus, any prospectus supplement and/or other offering material, and the information incorporated by reference in this prospectus, any prospectus supplement and/or other offering material, could affect these statements and could cause actual results to differ materially from our expectations. All forward-looking statements speak only as of the date of this prospectus, any prospectus supplement or other offering material or any document incorporated by reference. We assume no obligation, and disclaim any duty, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS
Investing in our securities involves risk. You should carefully consider and evaluate all of the information contained in this prospectus, any accompanying prospectus supplement, and in the documents we incorporate by reference into this prospectus or any prospectus supplement before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described in “Part I - Item 1A. Risk Factors” of our most recent Form 10-K and “Part II - Item 1A. Risk Factors” of any subsequently filed Quarterly Report on Form 10-Q, each as updated by the additional risks and uncertainties set forth in other filings we make with the SEC. A prospectus supplement applicable to each type or series of securities we offer will also contain a discussion of any material risks applicable to the particular type of securities we are offering under that prospectus supplement. Any of the risks and uncertainties set forth therein could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our securities. As a result, you could lose all or part of your investment.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits to the registration statement. Our reports, proxy and information statements, and other SEC filings are available at the SEC’s web site at http://www.sec.gov.
Pentair and Pentair Finance are “incorporating by reference” specified documents that we file with the SEC, which means:
•incorporated documents are considered part of this prospectus;
•Pentair and Pentair Finance are disclosing important information to you by referring you to those documents; and
•information we file with the SEC will automatically update and supersede information contained in this prospectus.
Pentair and Pentair Finance incorporate by reference the documents listed below and any future filings Pentair or Pentair Finance make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:
•Pentair’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 25, 2025;
•Pentair’s Quarterly Report on Form 10-Q for the period ended March 31, 2025, filed with the SEC on April 22, 2025;
•Those portions of Pentair’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 21, 2025, incorporated by reference into its Annual Report on Form 10-K for the fiscal year ended December 31, 2024;
•Pentair’s Current Reports on Form 8-K dated May 5, 2025, May 6, 2025 and May 6, 2025; and
•The description of Pentair’s ordinary shares contained in Exhibit 4.11 to Pentair’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.
You may obtain copies of documents incorporated by reference in this prospectus, at no cost, by request directed to us at the following address or telephone number:
Pentair Management Company
5500 Wayzata Boulevard, Suite 900
Golden Valley, Minnesota 55416-1261
Attention: Secretary
(763) 545-1730
You can also find these filings on our website at www.pentair.com. However, we are not incorporating the information on our website other than these filings into this prospectus.

ABOUT THE ISSUERS
Pentair plc
At Pentair, we help the world sustainably move, improve and enjoy water, life’s most essential resource. From our residential and commercial water solutions to industrial water management and everything in between, Pentair is focused on smart, sustainable water solutions that help our planet and people thrive. Pentair is comprised of three reportable segments: Flow, Water Solutions and Pool. The following is a brief description of each of the Company’s reportable segments and business activities.
The Flow segment aims to deliver water where it is needed, when it is needed, more efficiently and to transform waste into value. This segment designs, manufactures and sells a variety of fluid treatment and pump products and systems, including pressure vessels, gas recovery solutions, membrane bioreactors, wastewater reuse systems and advanced membrane filtration, separation systems, water disposal pumps, water supply pumps, fluid transfer pumps, turbine pumps, solid handling pumps, and agricultural spray nozzles, while serving the global residential, commercial and industrial markets. These products and systems are used in a range of applications, including fluid delivery, ion exchange, desalination, food and beverage, separation technologies for the oil and gas industry, residential and municipal wells, water treatment, wastewater solids handling, pressure boosting, circulation and transfer, fire suppression, flood control, agricultural irrigation and crop spray.
The Water Solutions segment aims to provide great tasting, higher-quality water and ice while helping people use water more productively. This segment designs, manufactures and sells commercial and residential water treatment products and systems including pressure tanks, control valves, activated carbon products, commercial ice machines, conventional filtration products, and point-of-entry and point-of-use water treatment systems. These water treatment products and systems are for use in residential whole home water filtration, drinking water filtration and water softening solutions in addition to commercial water management and filtration in foodservice operations. In addition, our water solutions business also provides installation and preventative services for water management solutions for commercial operators.
The Pool segment aims to provide innovative, energy-efficient pool solutions to help people more sustainably enjoy water. This segment designs, manufactures and sells a complete line of energy-efficient residential and commercial pool equipment and accessories including pumps, filters, heaters, lights, automatic controls, automatic cleaners, maintenance equipment and pool accessories. Applications for our pool products include residential and commercial pool maintenance, pool repair, renovation, service, construction and aquaculture solutions.
Pentair is an Irish public limited company and its principal executive offices are located at Regal House, 70 London Road, Twickenham, London, TW13QS United Kingdom, and its telephone number at that address is +44-74-9421-6154.
Pentair Finance S.à r.l.
Pentair Finance is a Luxembourg private limited liability company (société à responsabilité limitée) and a wholly-owned subsidiary of Pentair. Pentair Finance’s registered and principal offices are located at 26, boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, it is registered with the Luxembourg Trade and Companies Register under number B166305, and its telephone number at that address is +352-22-9999-2415. Pentair Finance is a holding company established to directly and indirectly own substantially all of the operating subsidiaries of Pentair and to issue debt securities or make other borrowings. Otherwise, it conducts no independent business.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of indebtedness, acquisitions, additions to working capital, repurchase, redemption or retirement of ordinary shares, capital expenditures and investments in our subsidiaries.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES
The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We also may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.
Pentair Finance S.à r.l., or Pentair Finance, is the issuer of the applicable series of debt securities and references to Pentair Finance in this description do not, unless the context otherwise indicates, include any of its subsidiaries. References to Pentair in this description refer to Pentair plc, not including its subsidiaries. Capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.
General
The debt securities that we offer will be senior unsubordinated debt securities. Pentair Finance will issue senior debt securities under the indenture, dated as of September 16, 2015, among Pentair Finance, Pentair and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee. We refer to this indenture, as supplemented by the seventh supplemental indenture, dated as of June 22, 2020, as the indenture, and to the trustee under the indenture as the trustee. In addition, the indenture may be supplemented or amended as necessary to set forth the terms of the debt securities issued under the indenture. You should read the indenture, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The indenture is subject to, and is governed by, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
The senior debt securities will be unsubordinated obligations of Pentair Finance. They will rank equally with each other and all of Pentair Finance’s other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement.
Debt securities issued by Pentair Finance will be fully and unconditionally guaranteed by Pentair, unless otherwise specified in an applicable prospectus supplement. The debt securities will not be guaranteed by, and therefore will not constitute obligations of, Pentair Finance’s or Pentair’s subsidiaries other than Pentair Finance. Creditors of Pentair Finance’s subsidiaries are entitled to a claim on the assets of those subsidiaries. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of a subsidiary are likely to be paid in full before any distribution is made to Pentair Finance and holders of its debt securities, except to the extent that Pentair Finance is itself recognized as a creditor of that subsidiary, in which case Pentair Finance’s claims would still be subordinate to any security interests in the assets of the subsidiary and any debt of the subsidiary senior to that held by Pentair Finance.
The indenture does not limit the amount of debt securities that can be issued thereunder and provides that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in the applicable prospectus supplement, the indenture does not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities without the consent of the holders of the outstanding debt securities of that series. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class.
Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities in respect of which this prospectus is being delivered:
•the title of the debt securities;

•any limit upon the aggregate principal amount of the debt securities of that series that may be authenticated and delivered under the applicable indenture, except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other debt securities of that series;
•the date or dates on which the principal and premium, if any, of the debt securities of the series shall be payable;
•the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;
•the date or dates from which such interest shall accrue, the dates on which such interest will be payable or the manner of determination of such dates, and the record date for the determination of holders to whom interest is payable on any such dates;
•any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in the applicable indenture;
•the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;
•the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at the option of Pentair Finance;
•the obligation, if any, of Pentair Finance to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations, or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;
•the form of the debt securities of the series including the form of the trustee’s certificate of authentication for such series;
•if other than denominations of $2,000 or any integral multiple of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;
•the currency or currencies in which payment of the principal of, premium, if any, and interest on, debt securities of the series shall be payable;
•if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof that will be due and payable upon declaration of the maturity thereof or upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any such date, or, in any such case, the manner in which such deemed principal amount is to be determined;
•the terms of any repurchase or remarketing rights;
•if the securities of the series shall be issued in whole or in part in the form of a global security or securities, the type of global security to be issued; the terms and conditions, if different from those contained in the applicable indenture, upon which such global security or securities may be exchanged in whole or in part for other individual securities in definitive registered form; the depositary for such global security or securities; and the form of any legend or legends to be borne by any such global security or securities in addition to or in lieu of the legends referred to in the indenture;

•whether the debt securities of the series will be convertible into or exchangeable for other debt securities, common or ordinary shares or other securities of any kind of Pentair Finance or another obligor, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at Pentair Finance’s option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;
•any additional restrictive covenants or events of default that will apply to the debt securities of the series, or any changes to the restrictive covenants set forth in the applicable indenture that will apply to the debt securities of the series, which may consist of establishing different terms or provisions from those set forth in the applicable indenture or eliminating any such restrictive covenant or event of default with respect to the debt securities of the series;
•any provisions granting special rights to holders when a specified event occurs;
•if the amount of principal or any premium or interest on debt securities of a series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;
•any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;
•whether and upon what terms debt securities of a series may be defeased if different from the provisions set forth in the applicable indenture;
•with regard to the debt securities of any series that do not bear interest, the dates for certain required reports to the trustee;
•whether the debt securities of the series will be issued as unrestricted securities or restricted securities, and, if issued as restricted securities, the rule or regulation promulgated under the Securities Act in reliance on which they will be sold;
•whether the securities of the series shall be issued with guarantees and, if so, the identity of the guarantor (including whether Pentair shall be a guarantor under the series) and the terms, if any, of any guarantee of the payment of principal and interest, if any, with respect to securities of the series and any corresponding changes to the provisions of the applicable indenture; and
•any and all additional, eliminated or changed terms that shall apply to the debt securities of the series, including any terms that may be required by or advisable under United States laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of debt securities of that series.
We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.
Unless otherwise described in a prospectus supplement relating to any debt securities, there are no covenants or provisions contained in the indenture that may afford the holders of debt securities protection in the event that we enter into a highly leveraged transaction.
The statements made hereunder relating to the indenture and the debt securities are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indenture and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.

Guarantees
Unless otherwise specified in an applicable prospectus supplement, Pentair will fully and unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on any debt securities issued by Pentair Finance, when and as the same shall become due and payable, whether at maturity, upon redemption, by acceleration or otherwise. The guarantee provides that in the event of a default in payment on a debt security, the holder of the debt security may institute legal proceedings directly against Pentair to enforce the guarantee without first proceeding against Pentair Finance.
Redemption at Pentair Finance’s Option
If specified in the applicable prospectus supplement, Pentair Finance may redeem the debt securities of any series, as a whole or in part, at Pentair Finance’s option on and after the dates and in accordance with the terms established for such series, if any, in the applicable prospectus supplement. If Pentair Finance redeems the debt securities of any series, Pentair Finance also must pay accrued and unpaid interest, if any, to the date of redemption on such debt securities.
Redemption Upon Changes in Withholding Taxes
Pentair Finance may redeem all, but not less than all, of the debt securities of any series under the following conditions:
•There is an amendment to, or change in, the laws or regulations of Luxembourg, Switzerland, Ireland, the United Kingdom or the United States, as applicable, or any political subdivision thereof or therein having the power to tax (a “Taxing Jurisdiction”), or any change in the application or official interpretation of such laws, including any action taken by a taxing authority or a holding by a court of competent jurisdiction, regardless of whether such action, change or holding is with respect to Pentair Finance or Pentair;
•As a result of such amendment or change, Pentair Finance or Pentair becomes, or there is a material probability that Pentair Finance or Pentair will become, obligated to pay Additional Amounts, as defined below in “Payment of Additional Amounts,” on the next payment date with respect to the debt securities of such series;
•The obligation to pay Additional Amounts cannot be avoided through Pentair Finance’s or Pentair’s commercially reasonable measures;
•Pentair Finance delivers to the trustee:
•a certificate of Pentair Finance and Pentair, stating that the obligation to pay Additional Amounts cannot be avoided by Pentair Finance or Pentair, as the case may be, taking commercially reasonable measures available to it; and
•a written opinion of independent legal counsel to Pentair Finance or Pentair, as the case may be, of recognized standing to the effect that Pentair Finance or Pentair, as the case may be, has, or there is a material probability that it will become obligated, to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above and that Pentair Finance or Pentair, as the case may be, cannot avoid the payment of such Additional Amounts by taking commercially reasonable measures available to it; and
•Following the delivery of the certificate and opinion described in the previous bullet point, Pentair Finance provides notice of redemption not less than 30 days, but not more than 90 days, prior to the date of redemption. The notice of redemption cannot be given more than 90 days before the earliest date on which Pentair Finance or Pentair would be otherwise required to pay Additional Amounts, and the obligation to pay Additional Amounts must still be in effect when the notice is given.

Upon the occurrence of each of the bullet points above, Pentair Finance may redeem the debt securities of such series at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the redemption date.
Notice of Redemption
Notice of any redemption will be mailed at least 30 days but not more than 90 days before the redemption date to the trustee and each holder of debt securities of a series to be redeemed at its address shown in the debt security register for the debt securities. If Pentair Finance elects to redeem a portion but not all of such debt securities, the trustee will select the debt securities to be redeemed in accordance with a method determined by Pentair Finance, in such manner as complies with applicable legal requirements, the rules and procedures of The Depository Trust Company, if applicable, and stock exchange requirements, if any.
Interest on such debt securities or portions of debt securities will cease to accrue on and after the date fixed for redemption, unless Pentair Finance defaults in the payment of such redemption price and accrued interest with respect to any such security or portion thereof.
If any date of redemption of any security is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of redemption and no interest will accrue for the period after such nominal date.
Payment of Additional Amounts
Unless otherwise required by law, neither Pentair Finance nor Pentair will deduct or withhold from payments made by Pentair Finance or Pentair under or with respect to the debt securities and the guarantees on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction (“Taxes”). In the event that Pentair Finance or Pentair is required to withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to any debt securities or guarantee, as the case may be, Pentair Finance or Pentair, as the case may be, will pay such additional amounts (“Additional Amounts”) so that the net amount received by each holder of debt securities (including Additional Amounts) after such withholding or deduction will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted.
Additional Amounts will not be payable with respect to a payment made to a holder of debt securities or a holder of beneficial interests in global securities where such holder is subject to taxation on such payment by a relevant Taxing Jurisdiction for any reason other than such holder’s mere ownership of the securities or for or on account of:
•any Taxes that are imposed or withheld solely because such holder or a fiduciary, settlor, beneficiary, or member of such holder if such holder is an estate, trust, partnership, limited liability company or other fiscally transparent entity, or a person holding a power over an estate or trust administered by a fiduciary holder:
•is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Taxing Jurisdiction or has or had a permanent establishment in the Taxing Jurisdiction;
•has or had any present or former connection (other than the mere fact of ownership of such securities) with the Taxing Jurisdiction imposing such taxes, including being or having been a citizen or resident thereof or being treated as being or having been a resident thereof;
•with respect to any withholding taxes imposed by the United States, is or was with respect to the United States a personal holding company, a passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or corporation that has accumulated earnings to avoid United States federal income tax; or

•owns or owned 10% or more of the total combined voting power of all classes of stock or shares of Pentair Finance or Pentair;
•any estate, inheritance, gift, sales, transfer, excise, personal property or similar Taxes imposed with respect to the securities, except as otherwise provided in the indenture;
•any Taxes imposed solely as a result of the presentation of such debt securities, where presentation is required, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to the payment of Additional Amounts had such debt securities been presented for payment on any date during such 30-day period;
•any Taxes imposed or withheld solely as a result of the failure of such holder or any other person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such holder, if such compliance is required by statute or regulation of the relevant Taxing Jurisdiction as a precondition to relief or exemption from such Taxes;
•with respect to withholding Taxes imposed by the United States, any such Taxes imposed by reason of the failure of such holder to fulfill the statement requirements of Sections 871(h) or 881(c) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”);
•any Taxes that are payable by any method other than withholding or deduction by Pentair Finance, Pentair or any paying agent from payments in respect of such securities;
•any Taxes required to be withheld by any paying agent from any payment in respect of any securities if such payment can be made without such withholding by at least one other paying agent;
•any Taxes required to be deducted or withheld pursuant to any directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000, on the taxation of savings income in the form of interest payments (or any amendment thereof), or any law implementing or complying with, or introduced in order to conform to, any such directive or the Luxembourg Law of December 23, 2005, as amended;
•any withholding or deduction for Taxes which would not have been imposed if the relevant Securities had been presented to another paying agent in a Member State of the European Union;
•any Taxes imposed or withheld by reason of a change in law, regulation or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later; or
•any combination of the above conditions.
Additional Amounts will not be payable to or for the account of any holder of securities or holder of a beneficial interest in such securities if such payment would not be subject to such withholding or deduction of Taxes but for the failure of such holder of securities or holder of a beneficial interest in such securities to make a valid declaration of non-residence or other similar claim for exemption or to provide a certificate declaring its non-residence, if Pentair Finance were treated as a domestic corporation under United States federal income tax laws and if (x) the making of such declaration or claim or the provision of such certificate is required or imposed by statute, treaty, regulation, ruling or administrative practice of the relevant taxing authority as a precondition to an exemption from, or reduction in, the relevant Taxes, and (y) at least 60 days prior to the first payment date with respect to which Pentair or Pentair Finance shall apply this paragraph, Pentair or Pentair Finance shall have notified all holders of securities in writing that they shall be required to provide such declaration or claim.
Additional Amounts also will not be payable to any holder of securities or the holder of a beneficial interest in a global security that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or to such holder that is not the sole holder of such security or holder of such beneficial interests in such security, as the case may be. The exception, however, will apply only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment. In addition, no Additional Amounts will be paid on account of any taxes imposed or withheld pursuant to Sections 1471 through 1474 of the Code (or any amended or successor version that is substantively comparable) and any current or future regulations promulgated thereunder or official interpretations thereof.
Each of Pentair Finance and Pentair, as applicable, also:
•will make such withholding or deduction of Taxes;
•will remit the full amount of Taxes so deducted or withheld to the relevant Taxing Jurisdiction in accordance with all applicable laws;
•will use its commercially reasonable efforts to obtain from each Taxing Jurisdiction imposing such Taxes certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld; and
•upon request, will make available to the holders of the debt securities, within 90 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Pentair Finance or Pentair or if, notwithstanding Pentair Finance’s or Pentair’s efforts to obtain such receipts, the same are not obtainable, other evidence of such payments.
At least 30 days prior to each date on which any payment under or with respect to the debt securities of a series or guarantees is due and payable, if Pentair Finance or Pentair will be obligated to pay Additional Amounts with respect to such payment, Pentair Finance or Pentair will deliver to the trustee an officer’s certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the trustee to pay such Additional Amounts to holders of such debt securities on the payment date.
In addition, Pentair Finance will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in Luxembourg or the United States or any political subdivision or taxing authority of or in the foregoing in respect of the creation, issue, offering, enforcement, redemption or retirement of the debt securities except for any Luxembourg registration duties (droits d’enregistrement), that would become payable as a result of the registration by a holder of securities or a holder of a beneficial interest in a global security of any agreement relating to the debt securities with the Administration de l’enregistrement des domaines et de la TVA in Luxembourg, when such registration is not required to enforce such holder’s rights under such agreement.
The foregoing provisions shall survive any termination or the discharge of each indenture and shall apply to any jurisdiction in which Pentair Finance, Pentair or any successor to Pentair Finance or Pentair, as the case may be, is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein.
Whenever in an indenture, any debt securities, any guarantee or in this “Description of Debt Securities and Guarantees of Debt Securities” there is mentioned, in any context, the payment of principal, premium, if any, redemption price, interest or any other amount payable under or with respect to any debt securities, such mention includes the payment of Additional Amounts to the extent payable in the particular context.
Certain Covenants
Affirmative Covenants
Under the indenture:
•Pentair Finance will duly and punctually pay or cause to be paid the principal of, premium, if any, and interest on the debt securities;

•Pentair Finance will maintain an office or agency where securities may be presented or surrendered for payment; and
•Pentair and Pentair Finance will furnish to the trustee on or before April 30 of each year a certificate executed by the principal executive, financial or accounting officer of each of Pentair and Pentair Finance on their respective behalf as to such officer’s knowledge of Pentair’s or Pentair Finance’s, as the case may be, compliance with all covenants and agreements under the indenture required to be complied with by Pentair and Pentair Finance, respectively.
Reports by Pentair Finance
So long as any debt securities are outstanding, Pentair Finance shall file with the trustee, within 15 days after Pentair files with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that Pentair may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. Pentair Finance shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the SEC via EDGAR, or any successor electronic delivery procedure; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR system (or its successor). Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Pentair Finance’s compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates).
Limitation on Mergers and Other Transactions
Each of Pentair and Pentair Finance covenants that it will not merge or consolidate with any other person or sell or convey all or substantially all of its assets to any person, unless:
•either Pentair or Pentair Finance, as the case may be, shall be the continuing entity, or the successor entity or the person which acquires by sale or conveyance substantially all the assets of Pentair or Pentair Finance, as the case may be (if other than Pentair or Pentair Finance, as the case may be), (A) shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest on the debt securities or the obligations under the guarantees, as the case may be, according to their tenor, and the due and punctual performance and observance of all of the covenants and agreements of the indenture to be performed or observed by Pentair or Pentair Finance, as the case may be, by supplemental indenture reasonably satisfactory to the trustee, executed and delivered to the trustee by such person, and (B) shall be an entity treated as a “corporation” for U.S. tax purposes or Pentair or Pentair Finance, as the case may be, and obtains either (x) an opinion, in form and substance reasonably acceptable to the trustee, of tax counsel of recognized standing reasonably acceptable to the trustee, which counsel shall include Foley & Lardner LLP, or (y) a ruling from the U.S. Internal Revenue Service, in either case to the effect that such merger or consolidation, or such sale or conveyance, will not result in an exchange of the debt securities for new debt instruments for U.S. federal income tax purposes; and
•no Event of Default (as defined below) and no event that, after notice or lapse of time or both, would become an Event of Default shall be continuing immediately after such merger or consolidation, or such sale or conveyance.
Pentair Finance shall deliver to the trustee prior to or simultaneously with the consummation of the proposed transaction an officer’s certificate to the foregoing effect and an opinion of counsel stating that the proposed transaction and any such supplemental indenture comply with the indenture.
Events of Default
With respect to debt securities of a particular series, an “Event of Default” means any one or more of the following events that has occurred and is continuing, except with respect to any series of debt securities for which the supplemental indenture or resolution of the board of directors under which such series of debt securities is issued or the form of security for such series expressly provides that any such Event of Default shall not apply to such series of debt securities:
1)default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;
2)default in the payment of all or any part of the principal of or premium, if any, on any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise;
3)default in the payment of any sinking fund installment as and when the same shall become due and payable by the terms of the debt securities of such series;
4)default in the performance, or breach, of any covenant or agreement of Pentair or Pentair Finance in respect of the debt securities of such series and the related guarantee (other than a default or breach that is specifically dealt with elsewhere), and continuance of such default or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to Pentair and Pentair Finance by the trustee or to Pentair, Pentair Finance and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” under the indenture;
5)the guarantee with respect to the debt securities of such series shall for any reason cease to be, or shall for any reason be asserted in writing by Pentair or Pentair Finance not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the indenture and such guarantee;
6)a court having jurisdiction in the premises shall enter a decree or order for relief in respect of Pentair Finance or Pentair in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator or similar official of Pentair Finance or Pentair or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days;
7)Pentair Finance or Pentair shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator or similar official of Pentair Finance or Pentair or for any substantial part of its property, or make any general assignment for the benefit of creditors; or
8)any other Event of Default provided in the supplemental indenture or resolution of the board of directors under which such series of debt securities is issued or in the form of security for such series.
If an Event of Default shall have occurred and be continuing in respect of the debt securities of a series, in each and every case, unless the principal of all the debt securities of the series shall have already become due and payable, either the trustee at the request of the holder or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to Pentair and Pentair Finance, as applicable, and to the trustee if given by such holder or holders, may declare the unpaid principal of all the debt securities of that series to be due and payable immediately.
The holders of a majority in aggregate principal amount of debt securities of any series, by written notice to Pentair and Pentair Finance and the trustee, may waive any existing default in the performance of any of the covenants contained in the indenture or established with respect to such series and its consequences, except a default in the payment of the principal of, premium, if any, or interest on, any of the debt securities of that series as and when the same shall become due by the terms of such securities. Upon any such waiver, the default covered thereby and any Event of Default arising therefrom shall be deemed to be cured for all purposes of the indenture.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series; provided, however, that such direction shall not be in conflict with any rule of law or with the indenture or be unduly prejudicial to the rights of holders of securities of any other outstanding series. Subject to the terms of the indenture, the trustee shall have the right to decline to follow any such direction if the trustee in good faith, by a responsible officer or responsible officers of the trustee, shall determine that the proceeding so directed would involve the trustee in personal liability.
No holder of any debt security of any series shall have any right to institute any suit, action or proceeding in equity or at law under the indenture or to appoint a receiver or trustee, or to seek any other remedies under the indenture unless:
•such holder previously shall have given to the trustee written notice of an Event of Default and the continuance thereof specifying such Event of Default;
•the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding shall have made written request upon the trustee to institute such action, suit or proceeding in its own name as trustee;
•such holder or holders shall have offered to the trustee such indemnity and security reasonably satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby;
•the trustee, for 60 days after its receipt of such written notice, request and offer of indemnity and security reasonably satisfactory to it, shall have failed to institute any such action, suit or proceeding; and
•during such 60 day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with such request.
The right of any holder to receive payment of principal of, and premium, if any, and interest on such security or to institute suit for the enforcement of any such payment shall not be impaired or affected without the consent of such holder.
Modification of the Indenture
Pentair Finance, Pentair and the trustee may from time to time and at any time enter into an indenture or indentures supplemental to the indenture without the consent of any holders of any series of debt securities for one or more of the following purposes:
•to cure any ambiguity, defect or inconsistency in the indenture or debt securities of any series, including making any such changes as are required for the indenture to comply with the Trust Indenture Act;
•to add an additional obligor on the debt securities or to add a guarantor of any outstanding series of debt securities, or to evidence the succession of another person to Pentair or Pentair Finance, or successive successions, and the assumption by the successor person of the covenants, agreements and obligations of Pentair or Pentair Finance, as the case may be, pursuant to provisions in the indenture described under “Certain Covenants – Limitations on Mergers and Other Transactions”;
•to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•to add to the covenants of Pentair Finance for the benefit of the holders of any outstanding series of debt securities or to surrender any of Pentair Finance’s or Pentair’s rights or powers under the indenture;
•to add any additional Events of Default for the benefit of the holders of any outstanding series of debt securities;

•to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall not become effective with respect to any outstanding debt security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;
•to secure the debt securities of any series;
•to make any other change that does not adversely affect the rights of any holder of outstanding debt securities of the affected series in any material respect;
•to provide for the issuance of and establish the form and terms and conditions of a series of debt securities, to provide which, if any, of the covenants of Pentair Finance shall apply to such series, to provide which of the Events of Default it shall apply to such series, to name one or more guarantors and provide for guarantees of such series, to provide for the terms and conditions upon which the guarantee by Pentair of such series may be released or terminated, or to define the rights of the holders of such series of debt securities;
•to issue additional debt securities of any series; provided that such additional debt securities have the same terms as, and be deemed part of the same series as, the applicable series of debt securities to the extent required under the indenture;
•to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee;
•to supplement any of the provisions in the indenture to permit or facilitate the defeasance and discharge of the debt securities of any series in a manner consistent with the provisions described under “Satisfaction and Discharge of Indenture, Defeasance and Covenant Defeasance”; provided, however, that any such action shall not adversely affect the interest of the holders of debt securities of such series or any other series in any material respect; or
•to conform the text of the indenture, any supplemental indenture or any debt securities to the description thereof in any prospectus, prospectus supplement or offering circular or memorandum or supplement thereto with respect to the offer and sale of debt securities of any series, to the extent than such description is inconsistent with a provision in the indenture, any supplemental indenture or debt security, as provided in an officer’s certificate.
In addition, under the indenture, with the written consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding that is affected, Pentair and Pentair Finance, when authorized by board resolutions, and the trustee, from time to time and at any time may enter into an indenture or indentures to supplement the indenture. However, the following changes may only be made with the consent of each holder of outstanding debt securities affected:
•extend a fixed maturity of or any installment of principal of any debt securities of any series or reduce the principal amount thereof or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof;
•reduce the rate of or extend the time for payment of interest on any debt security of any series;
•reduce the premium payable upon the redemption of any debt security;
•make any debt security payable in currency other than that stated in the debt security;
•impair the right to institute suit for the enforcement of any payment on or after the fixed maturity thereof or, in the case of redemption, on or after the redemption date; or
•reduce the percentage of debt securities, the holders of which are required to consent to any such supplemental indenture or indentures.

A supplemental indenture that changes or eliminates any covenant, Event of Default or other provision of the indenture that has been expressly included solely for the benefit of one or more particular series of debt securities, if any, or which modifies the rights of the holders of debt securities of such series with respect to such covenant, Event of Default or other provision, shall be deemed not to affect the rights under the indenture of the holders of securities of any other series.
It will not be necessary for the consent of the holders to approve the particular form of any proposed supplement, amendment or waiver, but it shall be sufficient if such consent approves the substance of it.
Information Concerning the Trustee
In case an Event of Default with respect to the securities of a series has occurred (that has not been cured or waived), the trustee shall exercise with respect to securities of that series such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. None of the provisions contained in the indenture shall require the trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not assured to it under the terms of the indenture or indemnity and security reasonably satisfactory to it against such risk is not assured to it.
The trustee may resign with respect to one or more series of debt securities by giving a written notice to Pentair Finance and to the holders of that series of debt securities. The holders of a majority in principal amount of the outstanding debt securities of a particular series may remove the trustee by notifying Pentair Finance and the trustee. Pentair Finance may remove the trustee if:
•the trustee has or acquires a “conflicting interest,” within the meaning of Section 310(b) of the Trust Indenture Act, and fails to comply with the provisions of Section 310(b) of the Trust Indenture Act;
•the trustee fails to comply with the eligibility requirements provided in the indenture and fails to resign after written request therefor by Pentair Finance or by any such holder in accordance with the indenture; or
•the trustee becomes incapable of acting, or is adjudged to be bankrupt or insolvent, or commences a voluntary bankruptcy proceeding, or a receiver of the trustee or of its property is appointed or consented to, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.
If the trustee resigns or is removed or if the office of the trustee is otherwise vacant, Pentair Finance will appoint a successor trustee in accordance with the provisions of the indenture.
A resignation or removal of the trustee and appointment of a successor trustee shall become effective only upon the successor trustee’s acceptance of the appointment as provided in the indenture.
Payment and Paying Agents
The interest installment on any security that is payable, and is punctually paid or duly provided for, on the fixed date on which an installment of interest with respect to securities of that series is due and payable, shall be paid to the person in whose name such security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest installment.
Pentair Finance, upon notice to the trustee, may appoint one or more paying agents, other than the trustee, for all or any series of the debt securities. The debt securities of a particular series will be surrendered for payment at the office of the paying agents designated by Pentair Finance. If Pentair Finance does not designate such an office, the corporate trust office of the trustee will serve as the office of the paying agent for such series. Pentair Finance or any of its subsidiaries may act as paying agent upon written notice to the trustee.
All funds paid by Pentair or Pentair Finance to a paying agent or the trustee for the payment of the principal of, premium, if any, or interest on the debt securities which remains unclaimed for at least one year after such principal, premium, if any, or interest has become due and payable will be repaid to Pentair or Pentair Finance, as the case may be, and the holder of the debt securities thereafter may look only to Pentair and Pentair Finance, as applicable, for payment thereof.
Governing Law
The indenture and any debt securities issued thereunder shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law. The indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the indenture and shall, to the extent applicable, be governed by such provisions. The application of articles 470-1 to 470-19 of the Luxembourg law on commercial companies dated 10 August 1915, as amended, to the indenture and to any debt securities issued thereunder is excluded.
Satisfaction and Discharge of Indenture, Defeasance and Covenant Defeasance
Satisfaction and Discharge of Indenture
The indenture shall cease to be of further effect with respect to a series of debt securities if, at any time:
(a)Pentair or Pentair Finance have delivered or have caused to be delivered to the trustee for cancellation all debt securities of a series theretofore authenticated, other than any debt securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture, and securities for whose payment funds or U.S. governmental obligations have theretofore been deposited in trust or segregated and held in trust by Pentair or Pentair Finance and thereupon repaid to Pentair or Pentair Finance or discharged from such trust, as provided in the indenture; or
(b)all such debt securities of a particular series not theretofore delivered to the trustee for cancellation have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and Pentair or Pentair Finance shall irrevocably deposit or cause to be deposited with the trustee as trust funds the entire amount, in funds or U.S. governmental obligations, or a combination thereof, sufficient to pay at maturity or upon redemption all debt securities of such series not theretofore delivered to the trustee for cancellation, including principal, premium, if any, and interest due or to become due on such date of maturity or redemption date, as the case may be, and if in either case Pentair or Pentair Finance shall also pay or cause to be paid all other sums payable under the indenture with respect to such series by Pentair Finance.
Notwithstanding the above, Pentair Finance may not be discharged from the following obligations, which will survive until the date of maturity or the redemption date for the applicable series of debt securities:
•to make any interest or principal payments that may be required;
•to register the transfer or exchange of the debt securities of the series;
•to execute and authenticate the debt securities;
•to replace stolen, lost or mutilated debt securities;
•to maintain an office or agency;
•to maintain paying agencies; and
•to appoint new trustees as required.

Pentair Finance also may not be discharged from the following obligations which will survive the satisfaction and discharge of the applicable series of debt securities:
•to compensate and reimburse the trustee in accordance with the terms of the indenture;
•to receive unclaimed payments held by the trustee for at least one year after the date upon which the principal, if any, or interest on the debt securities shall have respectively come due and payable and remit those payments to the holders if required; and
•to withhold or deduct taxes as provided in the indenture.
Defeasance and Discharge of Obligations
Pentair Finance’s and Pentair’s obligations with respect to the debt securities of any series will be discharged upon compliance with the conditions described below under “Covenant Defeasance” if, with respect to all debt securities of that particular series that have not been previously delivered to the trustee for cancellation or that have not become due and payable as described above under “Satisfaction and Discharge of Indenture,” such debt securities have been paid by Pentair or Pentair Finance by depositing irrevocably with the trustee, in trust, funds or governmental obligations, or a combination thereof, sufficient to pay at maturity or upon redemption all such outstanding debt securities of that series, such deposit to include:
•principal;
•premium, if any;
•interest due or to become due to such date of maturity or date fixed for redemption, as the case may be; and
•all other payments due under the terms of the indenture with respect to the debt securities of such series.
Notwithstanding the above, Pentair Finance and Pentair, to the extent applicable to each, may not be discharged from the following obligations, which will survive until such date of maturity or the redemption date for the applicable series of debt securities:
•to make any interest or principal payments that may be required;
•to register the transfer or exchange of the debt securities of such series;
•to execute and authenticate the debt securities;
•to replace stolen, lost or mutilated debt securities;
•to maintain an office or agency;
•to maintain paying agencies; and
•to appoint new trustees as required.
Pentair Finance also may not be discharged from the following obligations which will survive the satisfaction and discharge of the applicable series of debt securities:
•to compensate and reimburse the trustee in accordance with the terms of the indenture;
•to receive unclaimed payments held by the trustee for at least one year after the date upon which the principal, if any, or interest on the debt securities shall have respectively come due and payable and remit those payments to the holders if required; and
•to withhold or deduct taxes as provided in the indenture.

Covenant Defeasance
Upon compliance with specified conditions, Pentair Finance and Pentair will not be required to comply with some covenants contained in the indenture and any applicable supplemental indenture, and any omission to comply with such covenants will not constitute a default or Event of Default relating to the applicable series of debt securities, or, if applicable, Pentair Finance’s and Pentair’s obligations with respect to the applicable series of debt securities will be discharged. These conditions are:
•Pentair or Pentair Finance irrevocably deposits in trust with the trustee or, at the option of the trustee, with a trustee satisfactory to the trustee and Pentair or Pentair Finance, as the case may be, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, funds or U.S. governmental obligations or a combination thereof sufficient to pay principal of, premium, if any, and interest on the outstanding debt securities of such series to maturity or redemption, as the case may be, and to pay all other amounts payable by it under the indenture with respect to the outstanding debt securities of such series, provided that (A) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such funds or the proceeds of such U.S. governmental obligations to the trustee and (B) the trustee shall have been irrevocably instructed to apply such funds or the proceeds of such U.S. governmental obligations to the payment of principal, premium, if any, and interest with respect to the debt securities of such series;
•Pentair or Pentair Finance, as the case may be, delivers to the trustee an officer’s certificate stating that all conditions precedent specified in the indenture relating to defeasance or covenant defeasance, as the case may be, have been complied with, and an opinion of counsel to the same effect;
•no Event of Default described in the first, second, third, fifth, sixth or seventh bullet points in the first paragraph under the caption “Events of Default” shall have occurred and be continuing, and no event which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing, on the date of such deposit;
•Pentair or Pentair Finance, as the case may be, shall have delivered to the trustee an opinion of counsel or a ruling received from the U.S. Internal Revenue Service to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of Pentair’s or Pentair Finance’s exercise of such defeasance or covenant defeasance, as the case may be, and will be subject to U.S. federal income tax in the same amount and in the same manner and at the same times as would have been the case if such election had not been exercised;
•such defeasance or covenant defeasance shall not (i) cause the trustee to have a conflicting interest for purposes of the Trust Indenture Act with respect to any securities or (ii) result in the trust arising from such deposit to constitute, unless it is registered as such, a regulated investment company under the Investment Company Act of 1940, as amended; and
•such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on Pentair or Pentair Finance pursuant to the indenture.
Book-Entry, Delivery and Form
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in such prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $2,000 or any integral multiple of $1,000 in excess thereof and will be issued in registered form only, without coupons.
We anticipate that any global securities will be deposited with, or on behalf of the Depository Trust Company (“DTC”), and that such global securities will be registered in the name of Cede & Co., DTC’s nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. Any additional or differing terms of the depository arrangements will be described in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.
Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global securities directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective U.S. depositaries, which in turn will hold these interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Beneficial interests in the global securities will be held in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.
Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:
•DTC notifies us that it is unwilling or unable to continue as depositary for that global security and Pentair Finance does not appoint a successor depositary within 90 days after receiving that notice;
•at any time DTC ceases to be a clearing agency registered or in good standing under the Exchange Act or other applicable statute or regulation and Pentair Finance does not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency; or
•Pentair Finance determines that that global security will be exchangeable for definitive securities in registered form and notifies the trustee of its decision.
A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.
We will make principal and interest payments on all debt securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the indenture. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:
•any aspect of DTC’ s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security; and
•any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or the maintenance, supervision or review of any of DTC’ s records relating to those beneficial ownership interests.
DTC has advised us that its current practice is to credit participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

DTC
So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered owners or holders of debt securities under the indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.
We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.
Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act.
DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through, or maintain a custodial relationship with, a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.
DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Clearstream
Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream Participants in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Euroclear
Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A/N.V. (the “Euroclear Operator”) under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, herein the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants. Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.
Euroclear has further advised us that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.
Global Clearance and Settlement Procedures
Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant

European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. depositaries.
Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

DESCRIPTION OF ORDINARY SHARES
The following description of the material terms of Pentair’s ordinary shares is based on the provisions of the amended and restated memorandum and articles of association of Pentair (the “Constitution”). This description is not complete and is subject to the applicable provisions of the Companies Act 2014 of Ireland (as amended) (the “Companies Act”) and the Constitution, which is filed as an exhibit to the registration statement related to this prospectus. The transfer agent and registrar for Pentair’s ordinary shares is Computershare Inc. Pentair’s ordinary shares are listed on the New York Stock Exchange under the ticker symbol “PNR.”
Capital Structure
The current authorized share capital of Pentair is €40,000 and $4,260,000 divided into 40,000 ordinary shares with a nominal value of €1.00 per share and 426,000,000 ordinary shares with a nominal value of $0.01 per share. Pentair will disclose in an applicable prospectus supplement and/or offering material the number of shares of Pentair’s ordinary shares then outstanding. The authorized share capital includes 40,000 shares with a nominal value of €1 per share, which was required on incorporation in order to satisfy statutory requirements for all Irish public limited companies commencing operations.
Pentair may issue shares subject to the maximum authorized share capital contained in the Constitution. The authorized share capital may be increased by a resolution approved by a two-thirds majority of the votes of Pentair’s shareholders cast at a general meeting (referred to as a “variation resolution”) or reduced by a resolution approved by a simple majority of the votes of Pentair’s shareholders cast at a general meeting (referred to under Irish law as an “ordinary resolution”). The shares comprising the authorized share capital of Pentair may be divided into shares of such nominal value as the resolution shall prescribe. As a matter of Irish law, the directors of a company (or a duly authorized committee thereof) may cause the company to issue new ordinary shares without shareholder approval once authorized to do so by the constitution of the company or by an ordinary resolution adopted by the shareholders at a general meeting. In accordance with current customary practice in Ireland, Pentair sought, and received, shareholder approval at Pentair’s 2025 annual general meeting of shareholders to authorize the board of directors to issue up to a maximum of 20% of Pentair’s issued ordinary share capital as of March 7, 2025 (an aggregate nominal amount of $329,939 or 32,993,935 ordinary shares), for a period to expire 18 months from the approval, or November 6, 2026, unless the approval is varied, revoked or renewed.
The rights and restrictions to which the ordinary shares are subject are prescribed in the Constitution.
Preemption Rights
Under Irish law certain statutory preemption rights apply automatically in favor of shareholders where shares are to be issued for cash. However, Pentair initially opted out of these preemption rights in the Constitution as permitted under Irish law. Because Irish law requires this opt-out to be renewed at least every five years by a resolution approved by not less than 75% of the votes of the shareholders of Pentair cast at a general meeting (referred to under Irish law as a “special resolution”), the Constitution provides that this opt-out must be so renewed. If the opt-out is not renewed, shares issued for cash must be offered to existing shareholders of Pentair on a pro rata basis to their existing shareholding before the shares can be issued to any new shareholders. The statutory preemption rights do not apply where shares are issued for non-cash consideration (such as in a share-for-share acquisition) and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or where shares are issued pursuant to an employee option or similar equity plan. In accordance with current customary practice in Ireland, Pentair sought, and received, shareholder approval at Pentair’s 2022 annual general meeting of shareholders to authorize Pentair to opt out of preemption rights with respect to the allotment of equity securities up to a maximum of 20% of Pentair’s issued ordinary share capital as of March 7, 2025 (an aggregate nominal amount of $329,939 or 32,993,935 ordinary shares). This approval will expire 18 months from the date of the approval, or November 6, 2026.
Dividends
Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves generally means accumulated realized profits less accumulated realized losses and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless the net assets of Pentair are equal to, or in excess of, the aggregate of Pentair’s called up share capital plus undistributable reserves and the distribution does not reduce Pentair’s net assets below such aggregate. Undistributable reserves include undenominated capital and the amount by which Pentair’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed Pentair’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.
The determination as to whether or not Pentair has sufficient distributable reserves to fund a dividend must be made by reference to “relevant financial statements” of Pentair. The “relevant financial statements” will be either the last set of unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Companies Act, which give a “true and fair view” of Pentair’s unconsolidated financial position and accord with accepted accounting practice. The relevant financial statements must be filed in the Companies Registration Office (the official public registry for companies in Ireland).
The Constitution authorizes the directors to declare dividends to the extent they appear justified by profits without shareholder approval. The Pentair board of directors may also recommend a dividend to be approved and declared by the Pentair shareholders at a general meeting. The Pentair board of directors may direct that the payment be made by distribution of assets, shares or cash and no dividend issued may exceed the amount recommended by the directors. Dividends may be declared and paid in the form of cash or non-cash assets and may be paid in U.S. dollars or any other currency. All holders of ordinary shares of Pentair will participate pro rata in respect of any dividend which may be declared in respect of ordinary shares by Pentair.
The directors of Pentair may deduct from any dividend payable to any shareholder any amounts payable by such shareholder to Pentair in relation to the ordinary shares of Pentair.
Bonus Shares
The Constitution authorizes the Pentair board of directors to capitalize any amount credited to any reserve, including undenominated capital, or credited to the profit and loss account, and use such amount for the issuance to shareholders of shares as fully paid bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.
Share Repurchases, Redemptions and Conversions
Overview
The Constitution provides that unless the Board specifically elects to treat such acquisition as a purchase for the purposes of the Companies Act, any ordinary shares which Pentair has agreed to acquire shall be deemed to be a redeemable share on, and from the time of, existence or creation of an agreement, transaction, or trade between Pentair and any third party pursuant to which Pentair acquires, or will acquire, ordinary shares, or an interest in ordinary shares, from such third party. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by Pentair will technically be effected as a redemption of those shares as described below under “Repurchases and Redemptions by Pentair”. If the Constitution did not contain such provision, all repurchases by Pentair would be subject to many of the same rules that apply to purchases of Pentair ordinary shares by subsidiaries described below under “Purchases by Subsidiaries of Pentair” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange”. Neither Irish law nor any constituent document of Pentair places limitations on the right of nonresident or foreign owners to vote or hold Pentair ordinary shares. Except where otherwise noted, references elsewhere in this prospectus to repurchasing or buying back ordinary shares of Pentair refer to the redemption of ordinary shares by Pentair or the purchase of ordinary shares of Pentair by a subsidiary of Pentair, in each case in accordance with the Constitution and Irish company law as described below.
Repurchases and Redemptions by Pentair
Under Irish law, a company may issue redeemable shares and redeem them out of distributable reserves or the proceeds of a new issue of shares for that purpose. Pentair may only issue redeemable shares if the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of Pentair. All redeemable shares must also be fully-paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be canceled or held in treasury. Based on the provision of the Constitution described above, shareholder approval will not be required to redeem Pentair ordinary shares.
Pentair may also be given an additional general authority by its shareholders to purchase its own shares on-market which would take effect on the same terms and be subject to the same conditions as applicable to purchases by Pentair’s subsidiaries as described below.
Repurchased and redeemed shares may be canceled or held as treasury shares. The nominal value of treasury shares held by Pentair at any time must not exceed 10% of the nominal value of the issued share capital of Pentair. Pentair may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be canceled by Pentair or re-issued subject to certain conditions.
Purchases by Subsidiaries of Pentair
Under Irish law, an Irish or non-Irish subsidiary may purchase Pentair ordinary shares either as overseas market purchases or off-market purchases. For a subsidiary of Pentair to make overseas market purchases of Pentair ordinary shares, the shareholders of Pentair must provide general authorization for such purchase by way of ordinary resolution. However, as long as this general authority has been granted, no specific shareholder authority for a particular overseas market purchase by a subsidiary of Pentair ordinary shares is required. For an off-market purchase by a subsidiary of Pentair, the proposed purchase contract must be authorized by special resolution of the shareholders before the contract is entered into. The person whose Pentair ordinary shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution being passed, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of Pentair.
In order for a subsidiary of Pentair to make an overseas market purchase of Pentair ordinary shares, such shares must be purchased on a “recognized stock exchange”. The New York Stock Exchange, on which the shares of Pentair are listed, is specified as a recognized stock exchange for this purpose by Irish company law.
The number of Pentair ordinary shares acquired and held by the subsidiaries of Pentair at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of Pentair. While a subsidiary holds Pentair ordinary shares, it cannot exercise any voting rights in respect of those shares. The acquisition of Pentair ordinary shares by a subsidiary must be funded out of distributable reserves of the subsidiary.
Lien on Shares, Calls on Shares and Forfeiture of Shares
The Constitution provides that Pentair will have a first and paramount lien on every share that is not a fully paid up share for all moneys payable at a fixed time or called in respect of that share, whether presently due or not in respect of such Pentair ordinary shares. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any Pentair ordinary shares to be paid, and if payment is not made, the shares may be forfeited. These provisions are standard inclusions in the constitution of an Irish public company limited by shares such as Pentair and will only be applicable to Pentair ordinary shares that have not been fully paid up.
Consolidation and Division; Subdivision
Under the Constitution, Pentair may, by ordinary resolution, consolidate and divide all or any of its share capital into shares of larger nominal value than its existing shares or subdivide its shares into smaller amounts than is fixed by the Constitution.

Reduction of Share Capital
Pentair may, by special resolution, reduce its authorized share capital in any way. Pentair also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any manner permitted by the Companies Act.
Extraordinary General Meetings of Shareholders
Extraordinary general meetings of Pentair may be convened (i) by the Pentair board of directors, (ii) on requisition of the shareholders holding not less than 10% of the paid up share capital of Pentair carrying voting rights, or (iii) on requisition of Pentair’s auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions as may be required from time to time. At any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof.
Voting
Each ordinary share is entitled to one vote on each matter properly brought before the shareholders. At any meeting of Pentair, all resolutions will be decided on a poll.
Treasury shares or Pentair ordinary shares that are held by subsidiaries of Pentair are not entitled to be voted at general meetings of shareholders.
Irish company law requires special resolutions of the shareholders at a general meeting to approve certain matters. Examples of matters requiring special resolutions include:
•amending the Constitution;
•approving a change of name of Pentair;
•authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;
•opting out of preemption rights on the issuance of new shares;
•re-registration of Pentair from a public limited company to a private company;
•variation of class rights attaching to classes of shares (where the Constitution does not provide otherwise);
•purchase of Pentair shares off-market;
•reduction of issued share capital;
•sanctioning a compromise/scheme of arrangement;
•resolving that Pentair be wound up by the Irish courts;
•resolving in favor of a shareholders’ voluntary winding-up;
•re-designation of shares into different share classes;
•setting the re-issue price of treasury shares; and
•a merger under Directive (EU) 2017/1132 (as amended) and the European Union (Cross-Border Conversions, Mergers and Divisions) Regulations 2023 of Ireland (as amended).
Variation of Rights Attaching to a Class or Series of Shares
Under the Constitution and the Companies Act, any variation of class rights attaching to the issued shares of Pentair must be approved in writing by holders of three-quarters of the issued shares in that class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class, provided that, if the relevant class of holders has only one holder, that person present in person or by proxy shall constitute the necessary quorum.
Inspection of Books and Records
Under Irish law, shareholders have the right to: (i) receive a copy of the Constitution and any act of the Irish government which alters the Constitution; (ii) inspect and obtain copies of the minutes of general meetings and resolutions of Pentair; (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by Pentair; (iv) receive copies of statutory financial statements (or summary financial statements, where applicable) and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (v) receive financial statements of any subsidiary of Pentair which have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. The auditors of Pentair also have the right to inspect all books, records and vouchers of Pentair. The auditors’ report must be circulated to the shareholders with Pentair’s financial statements prepared in accordance with Irish law no later than 21 days before the annual general meeting.
Acquisitions
An Irish public limited company may be acquired in a number of ways, including:
•a court-approved scheme of arrangement under the Companies Act. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of a majority in number representing 75% in value of the shareholders present and voting in person or by proxy at a meeting called to approve the scheme;
•through a tender or takeover offer by a third party for all of the ordinary shares of Pentair. Where the holders of 80% or more of Pentair’s ordinary shares have accepted an offer for their shares in Pentair, the remaining shareholders may also be statutorily required to transfer their shares. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If ordinary shares of Pentair were to be listed on the Irish Stock Exchange or another regulated stock exchange in the European Union, this threshold would be increased to 90%;
•by way of a transaction with a company incorporated in the European Economic Area under Directive (EU) 2017/1132 (as amended) and the European Union (Cross-Border Conversions, Mergers and Divisions) Regulations 2023 of Ireland (as amended) (the “2023 Regulations”). Both a court order from the Irish High Court and a special resolution of shareholders would be required to give effect to such a transaction; and
•by way of merger with another Irish company under the Companies Act, which must be approved by a special resolution and by the Irish High Court.
Appraisal Rights / Dissent Rights
Under the European Union (Cross-Border Conversions, Mergers and Divisions) Regulations 2023 of Ireland (as amended) governing the merger of an Irish public company limited by shares, such as Pentair plc, and a company incorporated in another member state of the European Economic Area, a shareholder (a) of the non-surviving company who voted against the special resolution approving the merger, or (b) of a non-surviving company in which 90% of the shares is held by a company that is the other party to the merger, has the right to request that the surviving company acquire its shares for cash at a price determined in accordance with the share exchange ratio set out in the merger agreement.
Similar rights apply in the case of a merger of an Irish public limited company into another company to which the provisions of the Companies Act apply.
Other than as described above, shareholders of an Irish company generally do not have appraisal rights under Irish law. However, Irish company law does provide for dissenters’ rights in certain situations, as described below.

Under a tender or takeover offer, the bidder may require any remaining shareholders to transfer their shares on the terms of the offer (i.e., a “squeeze out”) if it has acquired, pursuant to the offer, not less than 80% of the target shares to which the offer relates (in the case of a company that is not listed on an European Economic Area regulated market). Dissenting shareholders have the right to apply to the Irish High Court for relief.
A scheme of arrangement which has been approved by the requisite shareholder majority and approved by the Irish High Court will be binding on all shareholders. Dissenting shareholders have the right to appear at the Irish High Court hearing and make representations in objection to the scheme.
Disclosure of Interests in Shares
Under the Companies Act, Pentair shareholders must notify Pentair (but not the public at large) if, as a result of a transaction, the shareholder will become interested in 3% or more of the shares of Pentair; or if as a result of a transaction a shareholder who was interested in more than 3% of the shares of Pentair ceases to be so interested. Where a shareholder is interested in more than 3% of the shares of Pentair, the shareholder must notify Pentair (but not the public at large) of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of the issued share capital of Pentair (or any such class of share capital in issue). Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. Pentair must be notified within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder’s rights in respect of any Pentair ordinary shares it holds will not be enforceable, either directly or indirectly, by action or legal proceeding. However, such person may apply to the court to have the rights attaching to such shares reinstated.
In addition to these disclosure requirements, Pentair, under the Companies Act, may, by notice in writing, require a person whom Pentair knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued to have been, interested in shares comprised in Pentair’s relevant share capital to: (i) indicate whether or not it is the case and (ii) where such person holds or has during that time held an interest in the shares of Pentair, to provide additional information, including the person’s own past or present interests in shares of Pentair. If the recipient of the notice fails to respond within the reasonable time period specified in the notice, Pentair may apply to court for an order directing that the affected shares be subject to certain restrictions, as prescribed by the Companies Act, as follows:
•any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;
•no voting rights shall be exercisable in respect of those shares;
•no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and
•no payment shall be made of any sums due from Pentair on those shares, whether in respect of capital or otherwise.
The court may also order that shares subject to any of these restrictions be sold with the restrictions terminating upon the completion of the sale.
In the event Pentair is in an offer period pursuant to the Irish Takeover Panel Act 1997 (as amended) (the “Takeover Panel Act”) and the Takeover Rules 2022 (as amended) made thereunder (the “Irish Takeover Rules”), accelerated disclosure provisions apply for persons holding an interest in Pentair securities of 1% or more.

Anti-Takeover Provisions
Irish Takeover Rules and Substantial Acquisition Rules
A transaction in which a third party seeks to acquire 30% or more of the voting rights of Pentair will be governed by the Takeover Panel Act and the Irish Takeover Rules made thereunder and is regulated by the Irish Takeover Panel (the “Panel”). The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.
General Principles
The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Panel:
•in the event of an offer, all holders of security of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;
•the holders of the securities in the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer; where it advises the holders of securities, the board of the target company must give its views on the effects of implementation of the offer on employment, conditions of employment and the locations of the target company’s places of business;
•the board of the target company must act in the interests of the company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;
•false markets must not be created in the securities of the target company, the bidder or of any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;
•a bidder must announce an offer only after ensuring that he or she can fulfill in full, any cash consideration, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;
•a target company must not be hindered in the conduct of its affairs for longer than is reasonable by an offer for its securities; and
•a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.
Mandatory Bid
Under certain circumstances, a person who acquires shares or other voting rights in Pentair may be required under the Takeover Rules to make a mandatory cash offer for the remaining outstanding shares in Pentair at a price not less than the highest price paid for the shares by the acquirer (or any parties acting in concert with the acquirer) during the previous 12 months. This mandatory bid requirement is triggered if an acquisition of shares would increase the aggregate holding of an acquirer (including the holdings of any parties acting in concert with the acquirer) to shares representing 30% or more of the voting rights in Pentair, unless the Panel otherwise consents. An acquisition of shares by a person holding (together with its concert parties) shares representing between 30% and 50% of the voting rights in Pentair would also trigger the mandatory bid requirement if, after giving effect to the acquisition, the percentage of the voting rights held by that person (together with its concert parties) would increase by 0.05% within a 12-month period. Any person (excluding any parties acting in concert with the holder) holding shares representing more than 50% of the voting rights of a company is not subject to these mandatory offer requirements in purchasing additional securities.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements
If a person makes a voluntary offer to acquire outstanding Pentair ordinary shares, the offer price must be no less than the highest price paid for Pentair ordinary shares by the bidder or its concert parties during the three-month period prior to the commencement of the offer period. The Panel has the power to extend the “look back” period to 12 months if the Panel, taking into account the General Principles, believes it is appropriate to do so.
If the bidder or any of its concert parties has acquired Pentair ordinary shares (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of the total Pentair ordinary shares or (ii) at any time after the commencement of the offer period, the offer must be in cash (or accompanied by a full cash alternative) and the price per Pentair ordinary share must not be less than the highest price paid by the bidder or its concert parties during, in the case of (i), the 12-month period prior to the commencement of the offer period and, in the case of (ii), the offer period. The Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total Pentair ordinary shares in the 12-month period prior to the commencement of the offer period if the Panel, taking into account the General Principles, considers it just and proper to do so.
An offer period will generally commence from the date of the first announcement of the offer or proposed offer.
Put Up or Shut Up
Under the Irish Takeover Rules, there is also a mandatory ‘put up or shut up’ (“PUSU”) regime pursuant to which any announcement by a company that commences an offer period will generally be required to identify the potential bidder in talks with the company or from which an approach has been received. Bidders will have a period of 42 days following the announcement in which they are first identified to announce a firm intention to make an offer for the company or announce that they do not intend to make an offer, in which case the bidder will be restricted from making an offer for the company in the following 6 months.
Substantial Acquisition Rules
The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of Pentair. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of Pentair is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of Pentair and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.
Frustrating Action
Under the Irish Takeover Rules, the Pentair board of directors is not permitted to take any action which might frustrate an offer for the shares of Pentair once the Pentair board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent, subject to certain exceptions. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material acquisitions or disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the Pentair board of directors has reason to believe an offer is imminent. Exceptions to this prohibition are available where:
•the action is approved by Pentair’s shareholders at a general meeting; or
•the Panel has given its consent, where:
•it is satisfied the action would not constitute frustrating action;
•Pentair shareholders that hold 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

•the action is taken in accordance with a contract entered into prior to the announcement of the offer; or
•the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.
Certain other provisions of Irish law or the Constitution may be considered to have anti-takeover effects, including those described under the following captions in this “Description of Ordinary Shares”: “Capital Structure”, “Preemption Rights” and “Disclosure of Interests in Shares”.
Duration; Dissolution; Rights Upon Liquidation
Pentair’s duration will be unlimited. Pentair may be dissolved and wound up at any time by way of a shareholders’ voluntary winding up or a creditors’ winding up. In the case of a shareholders’ voluntary winding-up, a special resolution of shareholders is required. Pentair may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where Pentair has failed to file certain returns.
The rights of the shareholders to a return of Pentair’s assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in the Constitution. If the Constitution contains no specific provisions in respect of dissolution or winding up then, subject to the priorities of any creditors, the assets will be distributed to shareholders in proportion to the paid-up nominal value of the shares held. The Constitution provides that the ordinary shareholders of Pentair are entitled to participate pro rata in a winding up.
No Sinking Fund
The Pentair ordinary shares have no sinking fund provisions.
No Liability for Further Calls or Assessments
All of Pentair’s issued ordinary shares are duly and validly issued and fully paid.
Transfer and Registration of Shares
The transfer agent for Pentair maintains the share register, registration in which is determinative of membership in Pentair. A shareholder of Pentair who holds shares beneficially is not the holder of record of such shares. Instead, the depository or other nominee is the holder of record of those shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee is not registered in Pentair’s official share register, as the depository or other nominee remains the record holder of any such shares.
A written instrument of transfer is required under Irish law to register on Pentair’s official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer is also required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on Pentair’s official Irish share register. However, a shareholder who directly holds shares may transfer those shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty, provided that the shareholder has confirmed to Pentair’s transfer agent that there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares.
Any transfer of Pentair ordinary shares that is subject to Irish stamp duty is not registered in the name of the buyer unless an instrument of transfer was duly stamped and provided to the transfer agent. The Constitution allows Pentair, in its absolute discretion, to create an instrument of transfer and pay (or procure the payment of) any stamp duty, which is the legal obligation of a buyer. In the event of any such payment, Pentair is (on behalf of itself or its affiliates) entitled to (i) seek reimbursement from the buyer or seller (at its discretion), (ii) set-off the amount of the stamp duty against future dividends payable to the buyer or seller (at its discretion) and (iii) claim a lien against the Pentair ordinary shares on which it has paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in Pentair ordinary shares has been paid unless one or both of such parties is otherwise notified by Pentair.
The Constitution delegates to Pentair’s secretary or assistant secretary (or their nominees) the authority to execute an instrument of transfer on behalf of a transferring party.
In order to help ensure that the official share register is regularly updated to reflect trading of Pentair ordinary shares occurring through normal electronic systems, Pentair intends to regularly produce any required instruments of transfer in connection with any transactions for which it pays stamp duty (subject to the reimbursement and set-off rights described above). In the event that Pentair notifies one or both of the parties to a share transfer that it believes stamp duty is required to be paid in connection with the transfer and that it will not pay the stamp duty, the parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from Pentair for this purpose) or request that Pentair execute an instrument of transfer on behalf of the transferring party in a form determined by Pentair. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to Pentair’s transfer agent, the buyer will be registered as the legal owner of the relevant shares on Pentair’s official Irish share register (subject to the matters described below).
The directors may suspend registration of transfers from time to time, not exceeding 30 days in aggregate each year.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of our debt securities or equity securities or securities of third parties including any of our affiliates, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement.
We may issue purchase contracts obligating holders to purchase from us, and obligating us to sell to holders, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. Alternatively, we may issue purchase contracts obligating us to purchase from holders, and obligating holders to sell to us, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. We may satisfy our obligations, if any, with respect to any purchase contract by delivering the subject securities or by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The purchase contracts may require holders thereof to secure their obligations under the contracts in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued as described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS
We may from time to time issue warrants to purchase our debt securities or equity securities or those of third parties. We may offer warrants separately or together with one or more additional warrants, debt securities or ordinary shares, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date.
Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the applicable prospectus supplement. You should read the particular terms of any warrants we offer described in the related supplement, together with any warrant agreement relating to the particular warrant, for provisions that may be important to you.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
•the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
•whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•any applicable material United States federal income tax consequences;
•the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•the designation, aggregate principal amount, currency and terms of the debt securities purchasable upon exercise of the warrants, and the price at which such principal amount may be purchased;
•the number of depositary shares or the number of ordinary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;
•the designation and terms of the ordinary shares;
•if applicable, the designation and terms of the debt securities or ordinary shares with which the warrants are issued and the number of warrants issued with each security;
•if applicable, the date from and after which the warrants and the related debt securities or ordinary shares will be separately transferable;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•information with respect to book-entry procedures, if any;
•the antidilution provisions of the warrants, if any;
•any redemption or call provisions;
•whether the warrants are to be sold separately or with other securities as parts of units; and

•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations or other securities of third parties not affiliated with us, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or any time before a specified date.
The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•the terms of any agreements governing the units;
•U.S. federal income tax considerations relevant to the units; and
•whether the units will be issued in fully registered or global form.
The preceding description and any description of units in the applicable prospectus supplement does not purpose to be complete and is subject to and is qualified in its entirety by reference to each unit agreement and, if applicable, collateral arrangements relating to such units.

SELLING SHAREHOLDERS
We may register shares of ordinary shares covered by this prospectus for re-offers and resales by any selling shareholders to be named in a prospectus supplement. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of shares of our ordinary shares by any selling shareholders by filing a prospectus supplement with the SEC. We may register these shares to permit selling shareholders to resell their shares when they deem appropriate. A selling shareholder may resell all, a portion or none of such shareholder’s shares at any time and from time to time. Selling shareholders may also sell, transfer or otherwise dispose of some or all of their shares of our ordinary shares in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling shareholders may offer shares for sale under this prospectus and any prospectus supplement. We will not receive any proceeds from any sale of shares by a selling shareholder under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of ordinary shares owned by the selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders. We will provide you with a prospectus supplement naming the selling shareholders, the amount of shares to be registered and sold and any other terms of the shares of ordinary shares being sold by each selling shareholder.

PLAN OF DISTRIBUTION
We may sell the offered securities, and any selling shareholder may sell shares of our ordinary shares, through agents, through underwriters or dealers, directly by us or any selling shareholders to one or more purchasers, through a combination of any of these methods of sale or through any other methods described in a prospectus supplement. The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or any selling shareholder or from the purchasers of the securities. Any selling shareholders, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. Additionally, because selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, selling shareholders may be subject to the prospectus delivery requirements of the Securities Act. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.
Any selling shareholders may also resell all or a portion of their shares of our ordinary shares in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of that rule, Section 4(1) of the Securities Act or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part.
In connection with any particular offering pursuant to this prospectus, an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.
•Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.
•Over-allotment involves sales by an underwriter of securities in excess of the number of securities an underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by an underwriter is not greater than the number of securities that it may purchase pursuant to an over-allotment option. In a naked short position the number of securities involved is greater than the number of securities in an over-allotment option. An underwriter may close out any short position by either exercising its over-allotment option and/or purchasing securities in the open market.
•Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions where there is an over-allotment option. In determining the source of securities to close out the short position, an underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. If an underwriter sells more securities than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if an underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.
•Penalty bids permit representatives to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.
These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of the securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.
We or any selling shareholder may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement or free writing prospectus indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement or free writing prospectus, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or any selling shareholder or borrowed from us, any selling shareholder or any securityholder or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or any selling shareholder in settlement of those derivative transactions to close out any related open borrowings of securities. The third parties (or affiliates of such third parties) in such sale transactions by us or any selling shareholder will be underwriters and will be identified in an applicable prospectus supplement (or a post-effective amendment) or free writing prospectus. We or any selling shareholder may also sell securities under this prospectus upon the exercise of rights that may be issued to our securityholders.
We or any selling shareholder may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement or free writing prospectus. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.
Underwriters, dealers and agents may be entitled under agreements entered into with us or any selling shareholder to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us or the selling shareholders to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of ordinary shares owned by any selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us or any selling shareholder in the ordinary course of business.

ENFORCEMENT OF CIVIL LIABILITIES
Pentair Finance and Pentair will consent in the indenture to jurisdiction in the U.S. federal and state courts in the City of New York and to service of process in the City of New York in any legal suit, action or proceeding brought to enforce any rights under or with respect to the indenture, the notes and the guarantees. Any judgment against Pentair Finance or Pentair in respect of the indenture, the notes or the guarantees, including for civil liabilities under the U.S. federal securities laws, obtained in any U.S. federal or state court may have to be enforced in the courts of Luxembourg or Ireland. Investors should not assume that the courts of Luxembourg or Ireland would enforce judgments of U.S. courts obtained against Pentair Finance or Pentair, respectively, predicated upon the civil liability provisions of the U.S. federal securities laws or that such courts would enforce, in original actions, liabilities against Pentair Finance or Pentair predicated solely upon such laws.
Luxembourg
Pentair Finance is a private limited liability company organized under the laws of Luxembourg. Certain members of Pentair Finance’s board of managers are non-residents of the United States, and a substantial portion of Pentair Finance’s assets and the assets of its managers are located outside the United States. As a result, in a lawsuit based on the civil liability provisions of the U.S. federal or state securities laws, U.S. investors may find it difficult to:
•effect service within the United States upon Pentair Finance or its managers located outside the United States;
•enforce judgments obtained against those persons in U.S. courts or in courts in jurisdictions outside the United States; and
•enforce against those persons in Luxembourg, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon the U.S. federal or state securities laws.
Pentair Finance has been advised by its legal advisors that the United States and the Grand Duchy of Luxembourg are not currently bound by a treaty providing for reciprocal recognition and enforcement of judgments (other than arbitral awards) rendered in civil and commercial matters. According to such counsel, an enforceable judgment for the payment of monies rendered by any U.S. federal or state court based on civil liability, whether or not predicated solely upon the U.S. securities laws, would not directly be enforceable in Luxembourg. However, a party who received such favorable judgment in a U.S. court may initiate enforcement proceedings in Luxembourg (exequatur) by requesting enforcement of the U.S. judgment to the president of the District Court (Tribunal d’Arrondissement) pursuant to article 678 of the New Luxembourg Code of Civil Procedure and Luxembourg case law. The president of the District Court will authorize the enforcement in Luxembourg of the U.S. judgment if it is satisfied that all of the following conditions are met:
•the U.S. judgment is enforceable (exécutoire) in the United States;
•the jurisdictional ground of the U.S. court is founded according to Luxembourg conflict of jurisdiction rules and to the applicable domestic U.S. federal or state jurisdiction rules;
•the U.S. court has applied to the dispute the substantive law which would have been designated by Luxembourg conflict of law rules;
•the U.S. court has acted in accordance with its own procedural laws;
•the U.S. judgment must not have violated the right of the defendant to present a defense;
•the U.S. judgment must not have been rendered as a result of or in connection with an evasion of Luxembourg law (“fraude à la loi”); and
•the U.S. judgment does not contravene Luxembourg international public policy. In practice, Luxembourg courts tend not to review the merits of a U.S. judgment.

Ireland
Pentair is a public limited company organized under the laws of Ireland. A substantial portion of Pentair’s assets, which consist of shares in Pentair Finance, are located outside the United States, and the assets of its directors may be located outside of the United States. As a result, in a lawsuit based on the civil liability provisions of the U.S. federal or state securities laws, U.S. investors may find it difficult to:
•effect service within the United States upon Pentair or its directors and officers located outside the United States;
•enforce judgments obtained against Pentair or those persons in U.S. courts or in courts in jurisdictions outside the United States; and
•bring an action in an Irish court to enforce against Pentair or those persons, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon the U.S. federal or state securities laws.
Pentair has been advised by its legal advisors that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Ireland. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of U.S. judgments. The following requirements must be met before the U.S. judgment will be deemed to be enforceable in Ireland:
•the U.S. judgment must be for a definite sum;
•the U.S. judgment must be final and conclusive; and
•the U.S. judgment must be provided by a court of competent jurisdiction.
A judgment can be final and conclusive even if it is subject to appeal or even if an appeal is pending. Where however, the effect of lodging an appeal under the applicable law is to stay execution of the judgment, it is possible that, in the meantime, the judgment should not be actionable in Ireland. It remains to be determined whether final judgment given in default of appearance is final and conclusive.
An Irish court will also exercise its right to refuse judgment if the U.S. judgment was obtained by fraud, if the judgment violated Irish public policy or involves certain foreign laws which will not be enforced in Ireland, if the judgment is contrary to natural or constitutional justice or if it is irreconcilable with an earlier U.S. judgment.

LEGAL MATTERS
The validity of the ordinary shares and certain matters under the laws of Ireland will be passed upon by Arthur Cox LLP, Irish counsel to Pentair. The validity of the debt securities, purchase contracts, warrants, and units offered by this prospectus will be passed upon for Pentair and Pentair Finance by Foley & Lardner LLP, counsel to Pentair and Pentair Finance. Certain matters under the laws of Luxembourg related to the debt securities will be passed upon by Allen Overy Shearman Sterling, société en commandite simple (inscrite au barreau de Luxembourg), Luxembourg counsel to Pentair Finance. If legal matters in connection with offerings made by this prospectus are passed on by other counsel for us or by counsel for the underwriters of an offering of the securities, that counsel will be named in the applicable prospectus supplement.
EXPERTS
The financial statements of Pentair plc and subsidiaries incorporated by reference in this Prospectus, and the effectiveness of Pentair plc and subsidiaries internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.     Other Expenses of Issuance and Distribution.
The following is a statement of the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes, to be paid by the registrants. The following statement of estimated expenses has been used to demonstrate the expense of an offering and does not represent an estimate of the aggregate amount of securities that may be registered or distributed pursuant to this registration statement because such amount is unknown at this time.

Securities and Exchange Commission Registration Fee		$(1)
Printing Expenses		$(2)
Legal Fees and Expenses		$(2)
Accounting Fees and Expenses		$(2)
Transfer Agent Fees and Expenses		$(2)
Rating Agency Fees		$(2)
Trustee’s and Depositary’s Fees and Expenses		$(2)
Miscellaneous		$(2)
Total	$
__________________
(1)To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
(2)These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 15.     Indemnification of Directors and Officers.
Pursuant to Pentair’s Constitution, subject to the provisions of, and so far as may be permitted by the Companies Act, every director or other officer of Pentair (other than an auditor) shall be indemnified by Pentair, against all costs, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto including any liability incurred by him or her in defending civil or criminal proceedings which relate to anything done or omitted or alleged to have been done or omitted by him or her as an officer or employee of Pentair and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court; provided, however that the indemnity shall not extend to any liability arising from such person’s fraud or dishonesty in the performance of their duties or such officers’ conscious, intentional or willful breach of any duty to act in the best interest of Pentair.
Pentair maintains insurance to reimburse Pentair’s directors and officers and the directors and officers of Pentair’s subsidiaries for charges and expenses incurred by them for wrongful acts claimed against them by reason of their being or having been directors or officers of Pentair or any of Pentair’s subsidiaries.
Pentair and Pentair Management Company, a Delaware corporation and subsidiary of Pentair, have each entered into indemnification agreements with the directors and officers of Pentair that provide for the indemnification of and the advancing of expenses to the indemnitee to the fullest extent (whether partial or complete) permitted under Irish law in the case of Pentair, and under the Delaware General Corporation Law, in the case of Pentair Management Company. The indemnification agreements between Pentair and the directors and officers of Pentair further provide that, to the extent insurance is maintained, Pentair will provide continued coverage of the indemnitee under their directors’ and officers’ liability insurance policies.
Pentair maintains insurance to reimburse the directors and officers of its subsidiaries, including Pentair Finance S.à r.l., for charges and expenses incurred by them for wrongful acts claimed against them by reason of their being or having been directors or officers Pentair’s subsidiaries.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions, the registrants have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 16.     Exhibits.
The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.
Item 17.     Undertakings.
(a)Each undersigned registrant hereby undertakes:
(1)to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)that, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
(5)that, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.
(b)Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of each registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 15 hereof, or otherwise, each registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
EXHIBIT INDEX

Exhibit Number	Document Description

1	Form of Underwriting Agreement.*

4.1
Amended and Restated Memorandum and Articles of Association of Pentair plc (Incorporated by reference to Exhibit 3.1 of Pentair plc’s Current Report on Form 8-K filed on May 9, 2017 (File No. 001-11625)).

4.2
Indenture, dated as of September 16, 2015, among Pentair Finance S.A. (predecessor by conversion to Pentair Finance S.à r.l.), Pentair plc, Pentair Investments Switzerland GmbH and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (Incorporated by reference to Exhibit 4.1 of Pentair plc’s Current Report on Form 8-K filed on September 16, 2015 (File No 001-11625)).

4.3
Seventh Supplemental Indenture, dated as of June 22, 2020, among Pentair Finance S.à r.l., Pentair plc, Pentair Investments Switzerland GmbH and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (Incorporated by reference to Exhibit 4.2 of Pentair plc’s Quarterly Report on Form 10-Q filed on July 23, 2020 (File No. 001-11625)).

4.4	Form of Global Senior Note.*

4.5	Form of Global Senior Convertible Note.*

4.6	Form of Warrant.*

4.7	Form of Warrant Agreement.*

4.8	Form of Purchase Contract Agreement.*

4.9	Form of Unit Agreement.*

4.10	Form of Unit Certificate.*

5.1	Opinion of Foley & Lardner LLP.

5.2	Opinion of Allen Overy Shearman Sterling, société en commandite simple (inscrite au barreau de Luxembourg).

5.3	Opinion of Arthur Cox LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Foley & Lardner LLP (included in Exhibit 5.1).

23.3	Consent of Allen Overy Shearman Sterling, société en commandite simple (inscrite au barreau de Luxembourg) (included in Exhibit 5.2).

23.4	Consent of Arthur Cox LLP (included in Exhibit 5.3).

24.1	Powers of Attorney of Directors of Pentair plc.

24.2	Powers of Attorney of Directors of Pentair Finance S.à r.l. (included on the signature page hereto).

25	Form T-1 Statement of Eligibility of Trustee under the Indenture.

107	Filing Fee Table.
__________________
*To be filed by amendment or under subsequent Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on June 2, 2025.

PENTAIR PLC

By:	/s/ Robert P. Fishman
Robert P. Fishman
Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities listed below on June 2, 2025.

SIGNATURE	TITLE

/s/ John L. Stauch	President and Chief Executive Officer, Director (Principal Executive Officer)
John L. Stauch

/s/ Robert P. Fishman	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Authorized Representative in the United States)
Robert P. Fishman

/s/ Jennifer M. Hensley	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)
Jennifer M. Hensley

*	Director
Mona Abutaleb Stephenson

*	Director
Melissa Barra

*	Director
Tracey C. Doi

*	Director
T. Michael Glenn

*	Director
Theodore L. Harris

*	Director
David A. Jones

*	Director
Gregory E. Knight

*	Director
Michael T. Speetzen

*	Director
Billie I. Williamson

*By:	/s/ Karla C. Robertson
Karla C. Robertson
Attorney-in-fact
S-1

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Luxembourg, Luxembourg, on June 2, 2025.

PENTAIR FINANCE S.À R.L.

By:	/s/ Nicholas Brazis
Nicholas Brazis
Manager
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Nicholas Brazis and Karla C. Robertson, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) or supplements to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or said attorney-in-fact and agent’s or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities listed below on June 2, 2025.

SIGNATURE	TITLE

/s/ Nicholas Brazis	Manager (Principal Executive Officer, Principal Financial and Accounting Officer and Authorized Representative in the United States)
Nicholas Brazis

/s/ Baptiste Aubry	Manager
Baptiste Aubry

/s/ Julie Flaherty	Manager
Julie Flaherty

/s/ James T. O’Neal	Manager
James T. O’Neal

/s/ Elzbieta Beata Rydzak	Manager
Elzbieta Beata Rydzak
S-2